UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

NorthStar Realty Finance Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

527 Madison Avenue, 16th Floor, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 319-8801
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 7, 2006, NorthStar Realty Finance Corp. (the “Company”) issued $900 million face amount of collateralized debt obligations in its eighth collateralized debt obligation financing (“CDO VIII”) through two of its subsidiaries, N-Star REL CDO VIII Ltd. (the “Issuer”) and N-Star REL CDO VIII LLC (the “Co-Issuer”). Pursuant to an Indenture, dated as of December 7, 2006, by and among the Issuer, the Co-Issuer, NS Advisors, LLC, a wholly owned subsidiary of the Company, as advancing agent, and Wells Fargo Bank, National Association, as trustee, the Issuer issued (i) the following classes of rated notes: Class A-1 Notes, Class A-R Notes, Class A-2 Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class G Notes, Class H Notes, Class J Notes, Class K Notes, Class L Notes, Class M Notes and Class N Notes, and (ii) the Income Notes. The Company retained the Class L Notes, Class M Notes, Class N Notes and Income Notes, which had an aggregate face amount of $196.2 million. The table below sets forth further information with respect to the structure of CDO VIII:

Class of Notes	Moody’s/ Fitch Ratings	Principal Amount (dollars in thousands)	Expected Maturity Date[1]	Applicable Periodic Interest Rate[2]
Class A-R Revolving Floating Rate Notes[3]	Aaa/AAA	$260,000	2014	LIBOR + 0.32%
Class A-1 Floating Rate Notes	Aaa/AAA	$100,000	2014	LIBOR + 0.29%
Class A-2 Floating Rate Notes	Aaa/AAA	$103,050	2014	LIBOR + 0.36%
Class B Floating Rate Notes	Aa1/AA+	$60,300	2014	LIBOR + 0.42%
Class C Floating Rate Notes	Aa2/AA	$24,300	2014	LIBOR + 0.47%
Class D Floating Rate Notes	Aa3/AA-	$17,100	2014	LIBOR + 0.55%
Class E Floating Rate Deferrable Interest Notes[4]	A1/A+	$22,050	2014	LIBOR + 0.75%
Class F Floating Rate Deferrable Interest Notes[4]	A2/A	$25,200	2014	LIBOR + 0.85%
Class G Floating Rate Deferrable Interest Notes[4]	A3/A-	$26,100	2014	LIBOR + 0.95%
Class H Floating Rate Deferrable Interest Notes[4]	Baa1/BBB+	$20,700	2014	LIBOR + 1.33%
Class J Floating Rate Deferrable Interest Notes[4]	Baa2/BBB	$26,100	2014	LIBOR + 1.65%
Class K Floating Rate Deferrable Interest Notes[4]	Baa3/BBB-	$18,900	2014	LIBOR + 1.95%
Class L Floating Rate Deferrable Interest Notes[4,5]	Ba1/BB+	$22,050	2014	LIBOR + 3.25%
Class M Floating Rate Deferrable Interest Notes[4,5]	Ba2/BB	$14,850	2014	LIBOR + 3.75%
Class N Floating Rate Deferrable Interest Notes[4,5]	Ba3/BB-	$22,500	2014	LIBOR + 4.25%
Income Notes[4,5]	Not Rated	$136,800	2014	N/A
_______________________________
1.	Reflects expected maturities. Contractual maturities are February, 2041.
2.
Interest rate per annum; expressed to include a spread above LIBOR with respect to each Class of floating rate notes; based on a year of 360 days and actual number of days elapsed in the case of the floating rate notes; payable monthly (except with respect to the initial payment date of February, 2007) in arrears on each payment date.

3.	The funded amount of the Class A-R Notes was $0 on December 7, 2006 and may increase from time to time.
4.	So long as any Class of Notes that is senior remains outstanding, any interest on these Notes not paid when due will be deferred and capitalized.
5.	Not offered.

The total value of the underlying collateral portfolio is expected to be approximately $900 million and currently consists of approximately 72% first mortgage loans, approximately 20% mezzanine loans, approximately 6% real estate CDO debt securities and 2% other assets. Through December 7, 2006, the Issuer had acquired, or entered into agreements to acquire, approximately 90% of the assets that will comprise the fully-invested portfolio. Pursuant to Asset Transfer Agreements, dated as of December 7, 2006, certain indirect subsidiaries of the Company sold such assets to the Issuer (the “Transferred Assets”). Prior to December 7, 2006, the Company had financed the Transferred Assets through borrowings under a master repurchase agreement, dated as of July 13, 2005, as amended, with Wachovia Bank, National Association, as amended (the “Master Repurchase Agreement”). The Company used a portion of the proceeds from the sale of the Transferred Assets to repay approximately $287.4 million of the amount outstanding under the Master Repurchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: December 12, 2006	By:	/s/ Albert Tylis
Albert Tylis General Counsel